Exhibit 99.B(a)(iii)

AMENDED AND RESTATED
SCHEDULE A
DATED JUNE 24, 2015
TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF
FUNDVANTAGE TRUST

SCHEDULE OF PORTFOLIOS AND CLASSES

Portfolio	Classes	Series Creation Date
1. Cutwater High Yield Fund*	Class A/Class C/Institutional†	January 22, 2007
2. Cutwater Multi-Sector Inflation Protection Fund*	Class A/Class C/Institutional†	January 22, 2007
3. Cutwater Investment Grade Bond Fund*	Class A/Class C/Institutional†	January 22, 2007
4. Cutwater Municipal Bond Inflation Protection Fund*	Class A/Class C/Institutional†	January 22, 2007
5. Lateef Fund	Class A/Class C/Class I	August 2, 2007
6. WHV International Equity Fund	Class A/Class C‡/Class I	September 19, 2008
7. Pemberwick Fund		June 12, 2009
8. Private Capital Management Value Fund	Class A/Class C/Class I/Class R	December 11, 2009
9. Pacific Capital Tax-Free Securities Fund	Class Y	February 9, 2010
10. Pacific Capital Tax-Free Short Intermediate Securities Fund	Class Y	February 9, 2010
11. Estabrook Value Fund	Class A/Class C/Class I/Class R	March 26, 2010
12. Estabrook Investment Grade Fixed Income Fund	Class A/Class C/Class I/Class R	March 26, 2010
13. Polen Growth Fund	Class A§/Class C§/Retail Class**/Institutional Class	March 26, 2010

*  Prior to June 11, 2010, the Cutwater High Yield Fund, the Cutwater Multi-Sector Inflation Protection Fund, the Cutwater Investment Grade Bond Fund, and the Cutwater Municipal Bond Inflation Protection were known as the MBIA High Yield Fund, the MBIA Multi-Sector Inflation Protection Fund, the MBIA Core Plus Fixed Income Fund, and the MBIA Municipal Bond Inflation Protection Fund, respectively.

†  On June 11, 2010, Class A Shares and Class C were added and Retail Class was terminated.

‡  On June 20, 2013, Class C Shares were added.

§  On December 18, 2013, Class A Shares and Class C were added.

**  On June 11, 2010, Retail Class Shares were added.

Portfolio	Classes	Series Creation Date
14. DuPont Capital Emerging Markets Fund	Class I††	June 11, 2010
15. DuPont Capital Emerging Markets Debt Fund	Class I††	June 23, 2011
16. Montibus Small Cap Growth Fund‡‡	Class A/Adviser Class/Institutional Class	December 15, 2010
17. EIC Value Fund	Class A/Class C/Institutional Class/Retail Class§§	December 15, 2010
18. Gotham Absolute Return Fund	Institutional Class	August 24, 2012
19. Gotham Enhanced Return Fund	Institutional Class	March 21, 2013
20. Gotham Neutral Fund	Institutional Class	June 3, 2013
21. Quality Dividend Fund	Class A/Class C/Institutional Class***	June 3, 2013
22. WHV/Seizert Small Cap Value Equity Fund	Class A/Class C/Class I	June 3, 2013
23. Bradesco Latin American Equity Fund	Class A/Class C/Institutional Class/Retail Class	August 21, 2013
24. Bradesco Latin American Hard Currency Bond Fund†††	Class A/Class C/Institutional Class/Retail Class	August 21, 2013
25. Sirios Focus Fund	Class A/Class C/Institutional Class/Retail Class	August 21, 2013
26. Mount Lucas U.S. Focused Equity Fund	Class I/Class II	September 24, 2013
27. Pacific Capital U.S. Government Money Market Fund‡‡‡		September 24, 2013
28. SkyBridge Dividend Value Fund	Class A /Class C / Class I	December 18, 2013
29. WHV/EAM International Small Cap Equity Fund	Class A/Class C§§§/Class I	March 21, 2014
30. WHV/EAM Emerging Markets Small Cap Equity Fund	Class A/Class C§§§/Class I	March 21, 2014
31. Polen Global Growth Fund ****	Class A/Class C/Institutional	March 21, 2014

††  On August 21, 2013, Class A Shares, Class C Shares and Class D Shares were terminated.

‡‡  Prior to April 30, 2012, the Timberline Small Cap Growth Fund was known as the “TW Small Cap Growth Fund.”

§§  On March 24, 2011, Class C and Retail Class were added.

***  On June 20, 2013, Institutional Class Shares were added.

†††  Prior to May 1, 2014, the Bradesco Latin American Hard Currency Bond Fund was known as the “Bradesco Brazilian Hard Currency Bond Fund.”

‡‡‡  Prior to March 21, 2014, the Pacific Capital U.S. Government Money Market Fund was known as the “BOH Government Money Market Fund.”

§§§  On May 27, 2015, Class C Shares were added.

****  Prior to September 23, 2014, Polen Capital Global Growth Fund was known as the “Polen Global Growth Fund.”

Portfolio	Classes	Series Creation Date
Class/Retail Class
32. Gotham Absolute 500 Fund	Institutional Class	May 13, 2014
33. WHV/Acuity Tactical Credit Long/Short Fund	Class A/Class C/Class I	September 23, 2014
34. Gotham Enhanced 500 Fund	Institutional Class	September 23, 2014
35. Gotham Total Return Fund	Institutional Class	December 17, 2014
36. Gotham Index Plus Fund††††	Institutional Class	January 8, 2015
37. Rivington Diversified International Equity Fund by WHV‡‡‡‡	Class A/Class C/Class I	March 25, 2015
38. Rivington Diversified Global Equity Fund by WHV‡‡‡‡	Class A/Class C/Class I	March 25, 2015

††††  Prior to March 25, 2015, Gotham Index Plus Fund was known as the “Gotham Index 500 Plus Fund.”

‡‡‡‡  Prior to June 24, 2015, Rivington Diversified International Equity Fund by WHV was known as the “WHV Diversified International Equity Fund by Rivington” and the Rivington Diversified Global Equity Fund by WHV was known as the “WHV Diversified Global Equity Fund by Rivington.”